Exhibit 10.1

SECOND AMENDMENT TO THE
INTEGRATED METAL TECHNOLOGY, INC.
BARGAINING UNIT RETIREMENT PLAN
(October 1, 2001 Restatement)

        THIS SECOND AMENDMENT to the October 1, 2001 Restatement of the Integrated Metal Technology, Inc. Bargaining Unit Retirement Plan (the “Plan”) is adopted by Integrated Metal Technology, Inc. (the “Employer”) with reference to the following:

A. The Employer and its predecessors have maintained the Plan since October 1, 1966 to provide retirement benefits to Employees who are in the bargaining unit represented by Local 6-0410 of the Paper, Allied Industrial, Chemical and Energy Workers International Union, AFL-CIO, Canadian Labour Congress (the “Union”); and

B. The Employer wishes to amend the Plan further to provide make technical changes requested to comply with the law.

        NOW, THEREFORE, the Plan is amended as follows:

        1.       Section 10.6(a) of the Plan is amended in its entirety to read as follows:

(a) General Rule. The distributions under this Article shall satisfy the minimum required distributions requirements of Section 401(a)(9) of the Code and its regulations, including the incidental benefit requirements.

        2.        This Amendment will be effective as of January 1, 2006.

        IN WITNESS WHEREOF, the Employer has caused this Second Amendment to be executed this ___ day of ______________, 2007.

INTEGRATED METAL TECHNOLOGY, INC. By ————————————————— Its ——————————————